EXHIBIT 1
                                                                       ---------


                             AGREEMENT OF CORRECTION

     This Agreement of Correction (the "Agreement") is entered into as of September 25, 2002 by and among Newfield Exploration Company, a Delaware corporation ("Newfield"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (collectively, the "Warburg Shareholders"), Thomas M Hamilton, David R. Henderson and Richard S. Langdon (collectively, the "Individual Shareholders") and David A. Trice and Terry W. Rathert.

     WHEREAS, the parties hereto have entered that certain Voting Agreement and Irrevocable Proxy, dated as of May 29, 2002 (the "Voting Agreement");

     WHEREAS, Annex A to the Voting Agreement is inaccurate with respect to the Shareholder Shares (as defined in the Voting Agreement) held by the Individual Shareholders; and

     WHEREAS, the parties hereto desire to amend Annex A to correct such inaccuracies;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and in the Voting Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. Corrections to Voting Agreement.

          (a) Section 1.5 of the Voting Agreement is hereby corrected by adding the following proviso at the end thereof:

          "; provided, however, that the Warburg Shareholders shall be permitted to assign or transfer any Shareholder Shares held by the Warburg Shareholders to any entity that is wholly owned by one or more of the Warburg Shareholders, but only if such entity agrees to be bound by the terms of this Agreement pursuant to an instrument reasonably acceptable to Parent."

          (b) Annex A to the Voting Agreement is hereby replaced in its entirety by the corrected Annex A set forth in Exhibit 1 hereto. Each of the parties hereto acknowledges and agrees that the parties may substitute such corrected Annex A in the Voting Agreement and that such corrected Annex A shall be deemed to have been a part of the Voting Agreement for all purposes as of its effective date as if such corrected Annex A were originally set forth therein.

          (c) Except as provided in this Section 1, the Voting Agreement shall remain in full force and effect.

     Section 2. Definitions. Capitalized terms that are used but not defined in this Agreement shall have the meanings set forth in the Voting Agreement.

     Section 3. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     Section 4. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Texas, without giving effect to the principles of conflicts of law thereof that would require the application of another state's law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim that litigation brought in such courts has been brought in an inconvenient forum.

     Section 5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                        NEWFIELD EXPLORATION COMPANY

                                        By: /s/ David A. Trice
                                            ------------------------------
                                        Name:  David A. Trice
                                        Title: President and Chief Executive
                                               Officer


                                        WARBURG, PINCUS EQUITY
                                        PARTNERS, L.P.

                                        By: Warburg, Pincus & Co., its General
                                            Partner

                                            By: /s/ Peter R. Kagan
                                                ------------------------------
                                            Name:  Peter R. Kagan
                                            Title: Managing Director


                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS I, C.V.

                                        By: Warburg, Pincus & Co., its General
                                            Partner

                                            By: /s/ Peter R. Kagan
                                                ------------------------------
                                            Name:  Peter R. Kagan
                                            Title: Managing Director


                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS II, C.V.

                                        By: Warburg, Pincus & Co., its General
                                            Partner

                                            By: /s/ Peter R. Kagan
                                                ------------------------------
                                            Name:  Peter R. Kagan
                                            Title: Managing Director

                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS III, C.V.

                                        By: Warburg, Pincus & Co., its General
                                            Partner

                                            By: /s/ Peter R. Kagan
                                                ------------------------------
                                            Name:  Peter R. Kagan
                                            Title: Managing Director


                                        /s/ Thomas M. Hamilton
                                        ------------------------------
                                        Thomas M. Hamilton


                                        /s/ David R. Henderson
                                        ------------------------------
                                        David R. Henderson


                                        /s/ Richard S. Langdon
                                        ------------------------------
                                        Richard S. Langdon


                                        /s/ David A. Trice
                                        ------------------------------
                                        David A. Trice


                                        /s/ Terry W. Rathert
                                        ------------------------------
                                        Terry W. Rathert

                          EXHIBIT 1 - CORRECTED ANNEX A
                          -----------------------------


                                     ANNEX A

                               SHAREHOLDER SHARES
                                                         Shares of Company       Shares of Company
                   Shareholder                             Common Stock           Preferred Stock
                   -----------                             ------------           ---------------
Warburg, Pincus Equity Partners, L.P.                            -                   1,830,888

Warburg, Pincus Netherlands Equity Partners I, C.V.              -                    58,123

Warburg, Pincus Netherlands Equity Partners II, C.V.             -                    38,749

Warburg, Pincus Netherlands Equity Partners III, C.V.            -                     9,687

Thomas M Hamilton                                             397,149                    -

David R. Henderson                                            80,375                     -

Richard S. Langdon                                            76,252                     -


     Total Shareholder Shares                                 553,776                1,937,447